AMERICAN COMMUNICATIONS SERVICES, INC.
SUPPLEMENTAL FINANCIAL INFORMATION (unaudited)
YEAR TO DATE - SEPTEMBER 30, 1997
($'s in thousands)
                      Networks Placed         Networks Place    Networks Placed
                         in Service            in Service         in Service
                        Prior to 12/31/95      During 1996        During 1997
                       -----------------      -------------     --------------

Property, Plant
  & Equipment                 $ 89,445           $ 74,569            $ 65,171

Revenues                      $ 18,919           $  7,044            $  1,977

EBITDA                        $(10,502)          $ (5,067)           $ (4,435)

EBIT                         $ (16,017)          $ (8,919)           $ (6,788)

Network Statistics (cumulative)
    Access Lines                14,857              6,550              6,987
    Fiber Miles                 28,552             35,094             22,330
    Route Miles                    494                316                167
    Buildings Connected            747                394                 98
    Voice Grade Equivalents    488,394            333,322            167,569